Exhibit 1.1

EXECUTION VERSION

BERRY PLASTICS CORPORATION

(a Delaware corporation)

$500,000,000 5.500% Second Priority Senior Secured Notes due 2022

UNDERWRITING AGREEMENT

May 5, 2014

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010

As Representative of the several Underwriters set forth on Schedule A hereto

Ladies and Gentlemen:

Berry Plastics Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A hereto (the “Underwriters”), for whom you (the “Representative”) are acting as representative, $500,000,000 principal amount of its 5.500% Second Priority Senior Secured Notes due 2022 (the “Notes”). The Notes will be unconditionally guaranteed (the “Guarantees”) (i) jointly and severally on a second priority senior secured basis by certain of the Company’s subsidiaries listed on Schedule B hereto (together, the “Subsidiary Guarantors”) and (ii) on a senior unsecured basis by Berry Plastics Group, Inc., a Delaware corporation and the Company’s parent (“Parent”). For purposes of this Agreement, the Subsidiary Guarantors and Parent, as guarantor of the Notes, shall be collectively referred to herein as the “Guarantors”. The Notes and the Guarantees are collectively referred to herein as the “Securities.” The Securities will be issued pursuant to an indenture dated as of May 12, 2014 (the “Indenture”), among the Company, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”).

The Company understands that the Underwriters propose to make a public offering of the Notes as soon as the Representative deems advisable after this Agreement has been executed and delivered and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (together with the rules and regulations promulgated thereunder, the “1939 Act”).

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333–194030) covering the public offering and sale of certain securities, including the Securities, under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which automatic shelf registration statement became effective under Rule 462(e) under the 1933 Act Regulations (“Rule 462(e)”). Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430B under the 1933 Act Regulations (“Rule 430B”) to be part of the registration statement at the time of its effectiveness (the “Rule 430 Information”), is referred to herein as the “Registration Statement.” Each prospectus included in the Registration Statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the 1933 Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information are collectively referred to herein as a “preliminary prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus dated the date hereof relating to the Securities in accordance with the provisions of Rule 424(b) under the 1933 Act Regulations
(“Rule 424(b)”). Such final prospectus, in the form first furnished or made available to the Underwriter for use in connection with the offering of the Securities, is collectively referred to herein as the “Prospectus.” For purposes of this Agreement, any reference to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, as of the effective date of the Registration Statement, or the date of such preliminary prospectus or the Prospectus, as the case may be, and all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (or any successor system) (“EDGAR”).

As used in this Agreement:

“Affiliate” shall have the meaning specified in Rule 501(b) under the 1933 Act.

“Applicable Time” means 4:07 P.M., New York City time, on May 5, 2014 or such other time as agreed by the Company and the Representative.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the most recent preliminary prospectus (including any documents incorporated by reference) that is furnished to the Underwriters for distribution to investors prior to the Applicable Time, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a

“bona fide electronic road show,” as defined in Rule 433), as evidenced by its being specified in Schedule C hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

For purposes of this Agreement, the terms “Intercreditor Agreement,” “Revolving Credit Agreement,” “Existing Second Priority Notes Security Documents,” “Revolving Facility Administrative Agent,” “Term Loan Credit Agreement,” “Term Facility Administrative Agent,” “Credit Agreements,” “Existing Second Priority Notes Indenture,” “Existing Second Priority Notes Collateral Agent,” “Existing Second Priority Notes,” “Collateral,” “Collateral Agent” and “Security Documents” shall have the meaning assigned to such terms in the “Description of Second Priority Notes” section of the Prospectus.

The term “Transaction Documents” refers to this Agreement, the Intercreditor Agreement, the Joinder to Intercreditor Agreement (the “Joinder to Intercreditor Agreement”), dated as of the Closing Time, by and among Berry Plastics Group, Inc. and the Company (on behalf of itself and its subsidiaries), certain other parties thereto and U.S. Bank National Association, as trustee and Collateral Agent, Additional Secured Party Consent to the Second Priority Collateral Agreement (the “Additional Secured Party Consent to the Second Priority Collateral Agreement”), dated as of the Closing Time, by and among the Company, the Guarantors, certain other parties thereto and U.S. Bank National Association, as trustee and Collateral Agent to that certain Collateral Agreement (the “Existing Second Priority Collateral Agreement”), dated as of September 20, 2006, as supplemented prior to the date hereof by each Supplement delivered pursuant to Section 7.16 thereof, by and among the Company, the subsidiaries of the Company identified therein and U.S. Bank National Association, as the Collateral Agent, the Existing Second Priority Collateral Agreement, the Second Priority Intellectual Property Security Agreement (the “Second Priority Intellectual Property Security Agreement”), if any, dated as of the Closing Time, by and among the Company, the Guarantors, certain other parties thereto and U.S. Bank National Association, as trustee and Collateral Agent, the Indenture and the Securities.

The Securities are being issued and sold in connection with the Transactions. For purposed of this Agreement, the term “Transactions” means, collectively the issuance of the Securities, the application of the proceeds therefrom and the payment of fees and expenses related thereto, in each case, as described in the General Disclosure Package.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed pursuant to Item 12 of Form S-3 under the 1933 Act, as of the date of such document, to be incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “1934 Act”), that is incorporated or deemed pursuant to Item 12 of Form S-3 under the 1933 Act, as of the date of such document, to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company and the Guarantors jointly and severally represent and warrant to each Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below), except for any representations and warranties that speak as of a specific date, in which case only as of such date, and agrees with the Underwriters, as follows:

(i) Registration Statement and Prospectuses. Each of the Company and the Guarantors meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and the Securities have been and remain eligible for registration by the Company on such automatic shelf registration statement. Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, threatened by the Commission.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and at each deemed effective date with respect to the Underwriter pursuant to Rule 430B(f)(2) under the 1933 Act Regulations, complied in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations and, to the extent applicable, the 1939 Act. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriter for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”).

(ii) Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time or at the Closing Time, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the first sentence in the third paragraph, second sentence in the fourth paragraph and first sentence in the sixth paragraph under the heading “Underwriting” (in each case contained in the Prospectus) (collectively, the “Underwriter Information”).

(iii) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. Any offer that is a written communication relating to the Securities made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning of this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 under the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

(iv) Well-Known Seasoned Issuer. (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or

15(d) of the 1934 Act of form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the 1933 Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the 1933 Act, and (D) as of the Applicable Time, the Parent was and is a “well-known seasoned issuer” (as defined in Rule 405).

(v) Company and Guarantors Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company, any Guarantor or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, none of the Company or any Guarantor was or is an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(vi) Independent Accountants. Ernst & Young LLP, who have audited certain financial statements of the Parent and its consolidated subsidiaries, and delivered their reports with respect to the audited consolidated financial statements of the Parent incorporated in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent auditor with respect to the Company and/or its subsidiaries within the meaning of the 1933 Act, the 1934 Act, the 1934 Act Regulation and the rules of the Public Company Accounting Oversight Board.

(vii) Financial Statements; Non-GAAP Financial Measures. The consolidated historical financial statements of the Parent and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the consolidated financial position, results of operations and cash flows of the Parent and its consolidated subsidiaries as of the dates and for the periods indicated and have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected historical financial data set forth under the caption “Selected Historical Consolidated Financial Data” in the Registration Statement, the General Disclosure Package and the Prospectus fairly present in all material respects, on the basis stated in the Registration Statement, the General Disclosure Package and the Prospectus, the information included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations. All disclosures contained or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto.

(viii) No Material Adverse Change in Business. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, subsequent to the date of the most recent financial statements of the Parent included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, (A) there has been no material adverse change, or any event or occurrence reasonably likely to result in a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations, whether or not arising from transactions in the ordinary course of business, of the Company, the Guarantors and their respective subsidiaries, considered as one entity, and (B) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(ix) Good Standing of the Company and the Guarantors. The Company and the Guarantors have been duly incorporated, organized or formed, as applicable and is validly existing as a corporation, limited partnership or limited liability company, applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, with full corporate, partnership or limited liability company, as applicable, power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and to enter and perform its obligations (to the extent it is a party thereto) under each of this Agreement, the Securities and the Indenture. Each of the Company and the Guarantors is duly qualified to do business as a foreign corporation, limited partnership or limited liability company, as applicable or other entity and is in good standing (where such concept is legally relevant) under the laws of each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification except where the failure to be so organized or qualified, have such power or authority or be in good standing would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business or results of operations of the Company, the Guarantors and their respective subsidiaries, taken as a whole and after giving effect to the Transactions (a “Material Adverse Effect”).

(x) Capitalization. As of March 29, 2014, after giving pro forma effect to the issuance and sale of the Securities pursuant hereto, the Parent, the Company and its subsidiaries would have had the capitalization as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Capitalization” and all the outstanding shares of capital stock of or ownership interests in the Parent, the Company and each Restricted Subsidiary (as such term is defined in the “Description of Second Priority Notes” section to the Prospectus) have been duly authorized and validly issued, if applicable, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock or ownership interests of the subsidiaries are owned by the Company either directly or indirectly free and clear of any security interest, claim, lien or encumbrance (other than liens, encumbrances and restrictions imposed in connection with the Credit Agreements or permitted thereunder and by the Act and state securities or “blue sky” laws of certain jurisdictions).

(xi) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors.

(xii) Authorization of the Indenture. The Indenture has been duly authorized and, at the Closing Time, will have been duly executed and delivered by the Company and each of the Guarantors and, assuming due authorization, execution and delivery thereof by the Trustee, will constitute a legally valid and binding agreement enforceable against the Company and each of the Guarantors in accordance with its terms (in each case subject to the effects of (x) bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other laws affecting creditors’ rights and remedies generally from time to time in effect, (y) general principles of equity (whether considered in a proceeding in equity or at law) and (z) an implied covenant of good faith and fair dealing (collectively, the “Enforceability Limitations”)).

(xiii) Authorization and Description of Securities. The Securities to be purchased by the Underwriters from the Company have been duly authorized by the Company and each Guarantor and, when such Securities are executed and delivered by the Company and each Guarantor at the Closing Time, assuming such Securities are executed and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters, will constitute the legal, valid and binding obligations of the Company and each Guarantor, entitled to the benefits of the Indenture (subject to the Enforceability Limitations). The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus. No holder of Securities will be subject to personal liability solely by reason of being such a holder.

(xiv) Regulation T, U and X. Neither the Company nor any Guarantor nor any of their respective subsidiaries nor any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(xv) Absence of Violations and Defaults. None of the Company, any Guarantor or any of their respective subsidiaries is in violation or default of (i) any provision of its charter, bylaws or any equivalent organizational document; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject (including all ratios and financial covenants set forth therein required to be satisfied in connection with the Transactions, in accordance with the terms thereof); or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company, any Guarantor or any of their respective subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, the Guarantors, their respective subsidiaries or any of their respective properties, other than in the cases of clauses (ii) and (iii), such violations and defaults that would not reasonably be expected to have a Material Adverse Effect.

(xvi) Absence of Conflicts. None of the execution and delivery of the Transaction Documents, the issuance and sale of the Securities, the issuance of the Guarantees or the consummation of any other of the transactions herein or therein contemplated, or the fulfillment of the terms hereof or thereof will (i) conflict with, result in a breach or violation of, constitute a default under, or impose any lien, charge or encumbrance upon any property or assets of the Company or any of the Guarantors (other than any lien, charge or encumbrance created pursuant to the Security Documents) pursuant to the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of the Guarantors is a party or bound or to which its or their property is subject, unless such breaches, violations, liens, charges, or encumbrances would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, (ii) conflict with, result in a breach or violation of, constitute a default under, or impose any lien, charge or encumbrance upon any property or assets of the Company or any of the Guarantors pursuant to any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of the Guarantors, any of its or their properties, unless such breaches, violations, liens, charges, or encumbrances would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, or (iii) result in the violation of the charter, bylaws or any equivalent organizational document of the Company or any of the Guarantors.

(xvii) Absence of Labor Dispute. No labor dispute with the employees of the Company, the Guarantors or any of their respective subsidiaries that would reasonably be expected to have a Material Adverse Effect exists or, to the Company’s or the Guarantors’ knowledge, is threatened.

(xviii) ERISA. (i) The minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) that has been established or maintained by the Company, the Guarantors and/or one or more of their respective subsidiaries; (ii) each of the Company, the Guarantors and their respective subsidiaries has fulfilled in all material respects its obligations, if any, under Section 515 of ERISA; (iii) each pension plan and welfare plan established or maintained by the Company, the Guarantors and/or one or more of their respective subsidiaries is in compliance in all material respects with the currently applicable provisions of ERISA; and (iv) none of the Company, the Guarantors or any of their respective subsidiaries has incurred or, except as set forth or contemplated in the Prospectus, would reasonably be expected to incur any material withdrawal liability under Section 4201 of ERISA, any material liability under Section 4062, 4063, or 4064 of ERISA, or any other material liability under Title IV of ERISA;

except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

(xix) Absence of Proceedings. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Guarantors or any of their respective subsidiaries is pending or, to the knowledge of the Company, threatened that (i) would reasonably be expected to have a material adverse effect on the performance of the Transaction Documents or the consummation of the Transactions or (ii) would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto that is not part of the Registration Statement, the General Disclosure Package and the Prospectus).

(xx) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described in all material respects or filed as required.

(xxi) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required in connection with the execution, delivery and performance of the Transaction Documents (including without limitation, the issuance of the Securities hereunder) or the consummation of the transactions contemplated by this Agreement, except (A) such as may be required under the blue sky laws of any jurisdiction in which the Securities are offered and sold in connection with the transactions contemplated hereby (B) such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the New York Stock Exchange, state securities laws or the rules of FINRA, (C) such as will have been obtained on or prior to the Closing Time, (D) such filings of financing statements under the Uniform Commercial Code as from time to time in effect in the relevant jurisdictions or the relevant personal property security legislation as from time to time in effect in the relevant jurisdictions and any filings required by the United States Patent and Trademark Office, or the applicable intellectual property legislation in effect in the other relevant jurisdictions and (E) such filings with, or authorizations, approvals, consents, licenses, orders, registrations, qualifications or decrees which the failure to make or obtain would not reasonably be expected to have a Material Adverse Effect or prevent the Company and the Guarantors from performing their obligations hereunder.

(xxii) Possession of Licenses and Permits. The Company, the Guarantors and their respective subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate U.S. federal, state or non-U.S. regulatory authorities necessary to conduct their respective businesses as currently conducted, except where the failure to possess such licenses, certificates, permits and other authorizations would not reasonably be expected to have a Material Adverse Effect, and none of the Company, the Guarantors or any of their respective subsidiaries has received any notice of proceedings that are outstanding and unresolved relating to the revocation or modification of any such certificate, authorization or permit that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto that is not part of the Registration Statement, the General Disclosure Package or Prospectus).

(xxiii) Title to Property. Each of the Company, the Guarantors and their respective subsidiaries owns or leases all such real properties as are reasonably necessary to the conduct of its respective operations as currently conducted, except as would not reasonably be expected to have a Material Adverse Effect.

(xxiv) Possession of Intellectual Property. The Company, the Guarantors and their respective subsidiaries own, possess, license or have other rights to use all patents, trademarks and service marks, trade names, copyrights, domain names (in each case, including all registrations and applications to register the same), inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of their respective businesses as now conducted or as proposed in the Registration Statement, the General Disclosure Package and the Prospectus to be conducted, except where the failure to own, possess, license or otherwise have such rights would not reasonably be expected to have a Material Adverse Effect. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, and except as would not reasonably be expected to have a Material Adverse Effect, (i) the Company, the Guarantors and their respective subsidiaries own, or have rights to use under license, all such Intellectual Property free and clear in all respects of all adverse claims, liens or other encumbrances; (ii) to the knowledge of the Company and the Guarantors, there is no infringement by third parties of any such Intellectual Property; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by any third party challenging the Company’s, the Guarantors’ or their respective subsidiaries’ rights in or to any such Intellectual Property; (iv) there is no pending or, to the Company’s and the Guarantors’ knowledge, threatened action, suit, proceeding or claim by any third party challenging the validity, scope or enforceability of any such Intellectual Property; and (v) there is no pending or, to the Company’s and the Guarantors’ knowledge, threatened action, suit, proceeding or claim by any third party that the Company, any Guarantors or any of their respective subsidiaries infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of any third party.

(xxv) Environmental Laws. The Company, the Guarantors and their respective subsidiaries (i) are in compliance with any and all applicable non-U.S., U.S. federal, state and local laws and regulations relating to the protection of human health and safety (as such is affected by hazardous or toxic substances or wastes, pollutants or contaminants), the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; (iii) have not received written notice of any actual or potential liability under any Environmental Law; and (iv) have not been named as a

“potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended; except in each case where such non-compliance with Environmental Laws, failure to receive or comply with required permits, licenses or other approvals, liability or status as a potentially responsible party would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect and except as set forth in or contemplated in the Registration Statement, General Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto that is not part of the Registration Statement, the General Disclosure Package or the Prospectus).

(xxvi) Accounting Controls and Disclosure Controls. The Company, the Guarantors and each of their respective subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13a-15 and 15d-15 under the 1934 Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s, the Guarantors’ and their respective subsidiaries’ internal controls over financial reporting are effective and the Company and its subsidiaries are not aware of (1) any material weakness in their internal control over financial reporting or (2) any change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting, in each case except as set forth in or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto that is not part of the Registration Statement, the General Disclosure Package or the Prospectus). The Company, the Guarantors and each of their respective subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the 1934 Act Regulations) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxvii) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company, the Guarantors, each of their respective subsidiaries or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”).

(xxviii) Payment of Taxes. The Company, the Guarantors and their respective subsidiaries have (i) filed all non-U.S., U.S. federal, state and local tax returns that are required to be filed or have requested extensions thereof, except in any case in which the failure so to file or have requested an extension would not reasonably be expected to have a Material Adverse Effect and except as set forth in or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, and (ii) paid all taxes required to be paid by them and any other tax assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such tax, tax assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to have a Material Adverse Effect and except as set forth in or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus.

(xxix) Investment Company Act. None of the Company, the Guarantors or any of their respective subsidiaries is required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules and regulations promulgated thereunder.

(xxx) Absence of Manipulation. None of the Company, the Guarantors or any of their respective subsidiaries or any of their respective Affiliates has taken, or will take, directly or indirectly, any action which is designed, or would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company, the Guarantors or any of their respective subsidiaries to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the 1934 Act.

(xxxi) Security Documents. Each of the Intercreditor Agreement, the Joinder to Intercreditor Agreement, the Additional Secured Party Consent to the Second Priority Collateral Agreement, the Existing Second Priority Collateral Agreement and the Second Priority Intellectual Property Security Agreement, if any, has been duly authorized by the Company and each Guarantor to the extent a party thereto and at the Closing Time, will have been duly executed and delivered by the Company and each Guarantor to the extent a party thereto. When the Intercreditor Agreement, the Joinder to Intercreditor Agreement, the Additional Secured Party Consent to the Second Priority Collateral Agreement, the Existing Second Priority Collateral Agreement and the Second Priority Intellectual Property Security Agreement, if any, have been duly executed and delivered, the Intercreditor Agreement, the Joinder to Intercreditor Agreement, the Additional Secured Party Consent to the Second Priority Collateral Agreement, the Existing Second Priority Collateral Agreement and the Second Priority Intellectual Property Security Agreement, if any, will constitute legally valid and binding agreements of the Company and each Guarantor to the extent a party thereto, enforceable against the Company and each Guarantor to the extent a party thereto in accordance with their terms (subject to the Enforceability Limitations). Each of the Transaction Documents will conform as of the Closing Time in all material respects to the description thereof in the Prospectus. As of the Closing Time, the Existing Second Priority Collateral Agreement, as supplemented by the Additional Secured Party Consent to the Second Priority Collateral Agreement, will create in favor of the Collateral Agent for the benefit of itself, the Trustee and the holders of the Notes, valid security interests in and liens on the Collateral described therein. As of the Closing Time, as a result of the filing of Uniform Commercial Code financing statements in the appropriate governmental offices, such security interests and liens, will be perfected liens, to the extent the filing of a financing statement will be effective to perfect such liens.

(xxxii) Payment of Dividends. No subsidiary Guarantor will be prohibited, directly or indirectly, from paying any dividends to the Company or any Guarantor or any other subsidiary (except as may be limited by applicable state corporation law), from making any other distribution on such subsidiary’s capital stock or membership interests (except as may be limited by applicable state corporation or limited liability company law), from repaying to the Company or any Guarantor or any other subsidiary any loans or advances to such subsidiary from the Company or any Guarantor or any other subsidiary or from transferring any of such subsidiary’s property or assets to the Company or any Guarantor or any other subsidiary of the Company or any Guarantor, except as described in the Prospectus (exclusive of any amendment or supplement thereto that is not part of the General Disclosure Package) or contemplated pursuant to the Revolving Credit Agreement, the Term Loan Credit Agreement and the Existing Second Priority Notes Indenture.

(xxxiii) Solvency. Immediately after the consummation of the Transactions to the Company’s knowledge, (i) the fair value and present fair saleable value of the assets of the Company and its subsidiaries taken as a whole on a going concern basis will exceed the sum of their stated liabilities and identified contingent liabilities taken as a whole; and (ii) the Company and its subsidiaries on a consolidated basis will not be (a) left with unreasonably small capital with which to carry on their business as it is proposed to be conducted, (b) unable to pay their debts (contingent or otherwise) as they mature or (c) otherwise insolvent.

(xxxiv) Foreign Corrupt Practices Act. None of the Company, the Guarantors or any of their respective subsidiaries nor, to the knowledge of the Company or the Guarantors, any director, officer, agent, employee or Affiliate of the Company, the Guarantors or any of their respective subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, the Guarantors and their respective subsidiaries and, to the knowledge of the Company and the Guarantors, their controlled Affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxv) Money Laundering Laws. The operations of the Company, the Guarantors and their respective subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxvi) OFAC. None of the Company, the Guarantors or any of their respective subsidiaries or, to the knowledge of the Company or the Guarantors, any director, officer, agent, employee or controlled Affiliate of the Company, the Guarantors or any of their respective subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”).

(xxxvii) Statistical and Market-Related Data. Market-related or statistical data contained in the Registration Statement, the General Disclosure Package or the Prospectus are based upon or derived from sources that the Company in good faith believes are reliable and accurate in all material respects.

(b) Officer’s Certificates. Any certificate signed by any officer of the Company, the Guarantors or any of their respective subsidiaries delivered to the Representative or to counsel for the Underwriters in connection with the transactions contemplated hereby shall be deemed a representation and warranty by the Company, the Guarantors, and their respective subsidiaries (and not by such officer in his or her personal capacity) to the Underwriters as to the matters covered thereby.

(c) Issuer Free Writing Prospectuses. Each Underwriter represents and agrees that unless it obtains the prior written consent of the Company and the Representative, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of 99% of the principal amount thereof, plus accrued interest , if any, from May 12, 2014 to the Closing Time, the principal amount of Securities set forth opposite such Underwriter’s name in Schedule A hereto.

(b) Payment. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of Cahill Gordon & Reindel LLP, 80 Pine Street, New York, NY 10005, or at such other place as shall be agreed upon by the

Underwriters and the Company, at 9:00 A.M. (New York City time) on the fifth business day after the date hereof or such other time not later than ten business days after such date as shall be agreed upon by the

Underwriters and the Company (such time and date of payment and delivery being herein called “Closing Time”). Delivery of the Securities shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representative shall otherwise instruct. Time shall be of the essence and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

SECTION 3. Covenants of the Company and the Guarantors. The Company and each Guarantor jointly and severally agree with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A, and will notify the Representative promptly after receiving notice thereof, and confirm such notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus including any document incorporated by reference therein or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)). The Company will make reasonable efforts to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof as soon as practicable. The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) under the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(b) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Representative notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representative with copies of any such amendment or supplement, (C) file with the Commission any such amendment or supplement and (D) use commercially reasonable efforts to cause to be effective such amendments or supplements as soon as possible; provided that the Company shall not file or use any such amendment or supplement to which the Representative or counsel for the Underwriters shall reasonably object unless the Company reasonably believes that the failure to file or use such amendment or supplement would constitute a violation of law or subject it to liability. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith) and, if requested, signed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Blue Sky Qualifications. The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company and the Guarantors shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g) Agreement Not to Offer Additional Securities. The Company and the Guarantors will not, for a period of 60 days following the date of the Prospectus, without the prior written consent of the Representative, offer, sell or contract to sell, pledge or otherwise dispose of (or enter into any transaction that is designed to result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any of the Guarantors or any of their respective subsidiaries), directly or indirectly, or announce the offering of, any capital markets debt securities issued or guaranteed by the Company or any of the Guarantors (other than the Securities).

(h) DTC. The Company shall use commercially reasonable efforts to obtain the approval of DTC to permit the Securities to be eligible for “book-entry” transfer and settlement through the facilities of DTC, and agrees to comply with all of its agreements set forth in the representation letters of the Company to DTC relating to the approval of the Securities by DTC for “book-entry” transfer.

(i) Reporting Requirements. The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations. Additionally, the Company shall report the use of proceeds from the issuance of the Securities as may be required under Rule 463 under the 1933 Act.

(j) Issuer Free Writing Prospectuses. The Company and each Selling Shareholder agrees that, unless it obtains the prior written consent of the Representative, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representative will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule C hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representative. The Company represents, and each Guarantor severally represents, that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representative as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company or the Guarantors, as applicable, will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(k) Mortgages. The Company shall use commercially reasonable efforts to deliver to the Trustee and Collateral Agent as promptly as reasonably practicable after the Closing Time but in any event within 120 days of the Closing Time (subject to extension in the sole discretion of the Trustee), (a) (i) an amendment to each existing Mortgage (as defined in the “Description of Second Priority Notes” section of the Prospectus) (a “Mortgage Amendment”) on such Real Property (as defined in the “Description of Second Priority Notes” section of the Prospectus) currently subject to a Mortgage granted to the Collateral Agent duly executed and delivered by the record owner of such Real Property and the Collateral Agent sufficient to grant to the Collateral Agent for its benefit and the benefit of the Trustee and the holders of the Second Priority Notes a valid second priority mortgage lien on such Real Property and otherwise suitable for recording or filing, which Mortgage Amendment may be in a form consistent with such Mortgage amendments previously delivered to the Collateral Agent, and (ii) opinions and such other documents including, but not limited to, any consents, agreements and confirmations of third parties with respect to any such Mortgage Amendment, in each case to the extent and consistent in form and substance with such documents as have been previously delivered to the Collateral Agent, and (b) date-down endorsements to the title insurance policies previously delivered to the Collateral Agent (or in case of any Real Property located in Texas that is subject to a Mortgage Amendment, a title search together with a T-38 endorsement, or to the extent not available, a new title insurance policy), in each case consistent in form and substance with such documents as have been previously delivered to the Collateral Agent and/or the title insurance company (specifically excluding any new or updated survey), and paid for by the Company, issued by a nationally recognized title insurance company (which may be the same as the title insurance company or companies insuring the Mortgages in favor of the Collateral Agent) insuring the lien of each amended Mortgage, as a valid lien on such Real Property described therein, free of any other liens, except for Permitted Liens (as such term is defined in the “Description of Second Priority Notes” section of the Prospectus).

SECTION 4. Payment of Expenses.

(a) Expenses. The Company and the Guarantors, jointly and severally, will pay or cause to be paid all expenses incident to the following matters: (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto, as may, in each case, be reasonably requested for use in connection with the offer and sale of the Securities and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors; this Agreement, the Indenture and the Notes and Guarantees, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any issue or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s and the Guarantors’ counsel

(including local and special counsel), accountants and other advisors, (v) up to a maximum of $15,000 for the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the fees and expenses of the Trustee (and its counsel), (vii) all filing costs and expenses relating to the perfection of the security interest in the Collateral, as set forth in the Security Documents, including with respect to Cahill Gordon & Reindel LLP, as counsel to the Underwriters, in connection thereto, up to a maximum of $150,000, (viii) the approval of the Securities for book-entry transfer by DTC, (ix) the rating of the Securities by rating agencies and (x) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants (for the avoidance of doubt, the Underwriters will pay or cause to be paid travel and lodging expenses of the representatives and officers of any Underwriter), and 50% of the cost of aircraft and other transportation chartered in connection with the road show (it being understood that the other 50% of the costs of such aircraft and other transportation chartered in connection with the road show shall be paid by the Underwriters). It is understood that the Company shall not bear the cost of any other matters not directly relating to the sale and purchase of the Securities pursuant to this Agreement and, except as expressly provided in this Section 4 and Section 6, the Underwriters shall pay all their costs and expenses, including fees and disbursements of their counsel, and travel and other expenses of the Underwriters in connection with the sale and distribution of the Securities.

(b) Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5, Section 9(a)(i) or (iii) or Section 10 (except as set forth in the next sentence) hereof, the Company shall reimburse the Underwriters for their reasonable out-of-pocket expenses, including the reasonable and documented fees and disbursements of counsel for the Underwriters. In the case of termination by the Representative in accordance with the provisions of Section 10, the Company shall have no obligation to reimburse any defaulting Underwriter pursuant to Section 4(b).

(c) Use of Proceeds. The Company will use the proceeds from the sale of the Securities in the manner described in the General Disclosure Package and the Prospectus under the caption “Use of Proceeds.”

(d) Security. The Issuer and, to the extent applicable, each Guarantor shall cause the Securities to be secured by second priority liens on the Collateral to the extent and in the manner provided for in the Indenture and the Security Documents and as described in each of the Registration Statement, the General Disclosure Package and the Prospectus.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and each Guarantor contained herein or in certificates of any officer of the Company, the Guarantors or any of their respective subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company and each Guarantor of their respective covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, threatened by the Commission; and the Company has complied with each request (if any) from the Commission for additional information. The Company shall have paid the required Commission filing fees relating to the Securities within the period required by Rule 456(1)(i) under the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(b) Opinion of Counsel for Company and the Guarantors. At the Closing Time, the Representative shall have received (i) an opinion and negative assurance letter, dated the Closing Time, of Wachtell, Lipton, Rosen & Katz, special counsel for the Company and the Guarantors, in each case in form and substance satisfactory to the Representative, (ii) an opinion, dated the Closing Time, of the General Counsel of the Company and the Guarantors in form and substance satisfactory to the Representative and (iii) opinions, dated the Closing Time, of counsel for the Company and the Guarantors, for each jurisdiction in which the Company or the Guarantors are organized, in each case in form and substance satisfactory to the Representative and substantially consistent with the opinions delivered in connection with the Existing Second Priority Notes.

(c) Opinion of Counsel for Underwriters. At the Closing Time, the Representative shall have received an opinion and negative assurance letter, dated the Closing Time, of Cahill Gordon & Reindel LLP, counsel for the Underwriters, together with signed or reproduced copies of such opinion and letter for each of the other Underwriters with respect to such matters as the Representative may require. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Underwriter. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.

(d) Officer’s Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, a Material Adverse Effect, and the Representative shall have received a certificate of an executive officer of the Company and each Guarantor, dated the Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties of the Company and the Guarantors in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, except for such representations and warranties which are made as of a specific date, (iii) the Company and each Guarantor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, threatened by the Commission.

(e) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representative shall have received from Ernst & Young LLP a letter, dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Parent contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(f) Bring-down Comfort Letter. At the Closing Time, the Representative shall have received from Ernst & Young LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(g) Eligibility of Securities. Prior to the Closing Time, the Company shall have taken all action reasonably required to be taken by it to have the Securities declared eligible for clearance and settlement through DTC.

(h) Indenture. At the Closing Time, the Company, the Guarantors and the Trustee shall have entered into the Indenture and the Underwriters shall have received counterparts, conformed as executed thereof.

(i) Delivery of Security Documents. At the Closing Time, the Underwriters and the Trustee shall have received (i) the Intercreditor Agreement, the Joinder to Intercreditor Agreement, the Additional Secured Party Consent to the Second Priority Collateral Agreement, the Existing Second Priority Collateral Agreement, the perfection certificate related thereto and each other document or instrument required to cause the Securities to be secured by second priority liens on the Collateral to the extent and in the manner provided for in the Indenture and the Security Documents and as described in the Registration Statement, the General Disclosure Package and the Prospectus, in each case executed by the parties thereto, and (ii) evidence that all of the liens on the Collateral other than those liens permitted by the Indenture have been released.

(j) Execution of Security Documents. At the Closing Time, the Joinder to Intercreditor Agreement and the Additional Secured Party Consent to the Second Priority Collateral Agreement shall have been executed by the parties thereto.

(k) No Objection. FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.

(l) Maintenance of Rating. Since the execution of this Agreement, there shall not have been any decrease in or withdrawal of the rating of any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the 1933 Act) or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(m) Additional Documents. At the Closing Time counsel for the Underwriters shall have been furnished with such customary closing documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained.

(n) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by written notice to the Company at any time at or prior to Closing Time and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 14, 15 and 16 shall survive any such termination and remain in full force and effect.

Except as otherwise noted herein, all opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to the Representative and counsel for the Underwriters.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. The Company and the Guarantors agree, jointly and severally to indemnify and hold harmless each Underwriter, its Affiliates, its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against (i) any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Stock (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus or Prospectus of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(c) below) any such settlement is effected with the written consent of the Company; and (iii) against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, the General Disclosure Package, any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

Insofar as this indemnity agreement may permit indemnification for liabilities under the 1933 Act of any person who is a partner of an Underwriter or who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and who, at the date of this Agreement, is a director or officer of the Company or controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, such indemnity agreement is subject to the undertaking of the Company in the Registration Statement under Item 17 thereof.

(b) Indemnification of Company and the Guarantors, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company and the Guarantors, each of their respective directors, each of their respective officers who signed the Registration Statement, and each person, if any, who controls the Company or any of the Guarantors within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, the General Disclosure Package, any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representative, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Guarantors, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantors or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such person) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company or a Guarantor, each officer of the Company or a Guarantor who signed the Registration Statement, and each person, if any, who controls the Company or a Guarantor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company and the Guarantors. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, the Guarantors or any of their respective subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company or any Guarantor and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination. The Representative may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representative, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange (other than due to the circumstances described in clause (iv) of this Section 9(a)), or (iv) if trading generally on the New York Stock Exchange has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 13, 14 and 15 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except for the payment of expenses as expressly set forth in Section 4.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the (i) Representative or (ii) the Company shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, NY 10010, Facsimile (212) 538-0961, Attention: IBD Legal; and notices to the Company and the Guarantors shall be directed to it at Berry Plastics Corporation, 101 Oakley St., Evansville, IN 47710, to the attention of Mark Miles, with a copy to Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, NY 10019, to the attention of Andrew J. Nussbaum.

SECTION 12. No Advisory or Fiduciary Relationship. Each of the Company and each Guarantor acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Guarantors, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, the Guarantors or any of their respective subsidiaries, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or any Guarantor with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company, the Guarantors or any of their respective subsidiaries on other matters) and no Underwriter has any obligation to the Company or any Guarantor with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the several Underwriters and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Guarantors and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company and the Guarantors have consulted their own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Guarantors and the several Underwriters, or any of them, with respect to the subject matter hereof. The Company and each Guarantor hereby waive and release, to the fullest extent permitted by law, any claims that the Company or such Guarantor may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

SECTION 13. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and the Guarantors and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Guarantors and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter, the Company and the Guarantors and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 14. Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and Affiliates), each of the Guarantors and the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 15. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 16. Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 17. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 19. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and each Guarantor a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Guarantors in accordance with its terms.

Very truly yours,

BERRY PLASTICS CORPORATION

By:	/s/ Jason K. Greene
Name: Jason K. Greene
Title: Executive Vice President, General Counsel and Secretary

[GUARANTORS]

By:	/s/ Jason K. Greene
Name: Jason K. Greene
Title: Executive Vice President, General Counsel and Secretary

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written:

By:	CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Kirill Novikov
Name: Kirill Novikov
Title: Managing Director

For itself and as Representative of the other Underwriters named in Schedule A hereto.

[Signature Page to Underwriting Agreement]

SCHEDULE A

Name of Underwriter	Number of Securities
Credit Suisse Securities (USA) LLC	250,000,000
Barclays Capital Inc.	125,000,000
Wells Fargo Securities, LLC	125,000,000
Total	500,000,000

SCHEDULE B

List of Guarantors

AeroCon, LLC

Berry Plastics Acquisition Corporation V

Berry Plastics Acquisition Corporation XI

Berry Plastics Acquisition Corporation XII

Berry Plastics Acquisition Corporation XIII

Berry Plastics Acquisition Corporation XV, LLC

Berry Plastics Acquisition LLC X

Berry Plastics Acquisition Corporation IX

Berry Plastics Design, LLC

Berry Plastics Filmco, Inc.

Berry Plastics Group, Inc.

Berry Plastics IK, LLC (formerly Berry Iowa, LLC)

Berry Plastics Opco, Inc. (formerly Berry Plastics Acquisition Corporation VII)

Berry Plastics SP, Inc.

Berry Plastics Technical Services, Inc.

Berry Sterling Corporation

BPRex Closure Systems, LLC

BPRex Closures Kentucky Inc.

BPRex Closures, LLC

BPRex Delta Inc.

Caplas LLC

Caplas Neptune LLC

Captive Plastics Holdings, LLC

Captive Plastics, LLC

Cardinal Packaging, Inc.

Covalence Specialty Adhesives LLC

Covalence Specialty Coatings LLC

CPI Holding Corporation

Grafco Industries Limited Partnership

Kerr Group, LLC

Knight Plastics, LLC

Packerware, LLC

Pescor, Inc.

Pliant Corporation International

Pliant, LLC

Poly-Seal, LLC

Prime Label & Screen Incorporated

Rollpak Corporation

Saffron Acquisition, LLC

Seal for Life Industries, LLC

Setco, LLC

Sun Coast Industries, LLC

Uniplast Holdings, LLC

Uniplast U.S., Inc.

Venture Packaging Midwest Inc.

Venture Packaging Inc.

Sch B-1

SCHEDULE C

Free Writing Prospectuses

Issuer Free Writing Prospectus Dated May 5, 2014

Filed Pursuant to Rule 433

Registration Statement No. 333-194030

Pricing Term Sheet

BERRY PLASTICS CORPORATION

$500,000,000 5.500% Second Priority Senior Secured Notes due 2022

Issuer:	Berry Plastics Corporation

Aggregate Principal Amount:	$500,000,000

Title of Securities:	5.500% Second Priority Senior Secured Notes due 2022 (the “Notes”)

Final Maturity Date:	May 15, 2022

Issue Price:	100.000%

Yield to Maturity:	5.500%

Benchmark Treasury:	1.750% due May 15, 2022

Benchmark Treasury Yield:	2.400%

Spread to Benchmark Treasury:	310 basis points

Gross Proceeds to the Issuer:	$500,000,000

Underwriting Discount:	1.000%

Interest Payment Dates:	Semiannually on May 15 and November 15, commencing November 15, 2014

Record Dates:	May 1 and November 1 of each year

Optional Redemption:

The Notes will be redeemable in whole or in part, on or after May 15, 2017, at the prices set forth below (expressed as percentages of the principal amount), plus accrued and unpaid interest to the redemption date, if redeemed during the twelve-month period commencing on May 15 of the years set forth below:

Date	Price
2017	104.125%

2018	102.750%

2019	101.375%

2020 and thereafter	100.000%

Optional Redemption with Equity Proceeds:	Up to 40% of the Notes will be redeemable at any time and from time to time on or prior to May 15, 2017 at a price equal to 105.500% of their principal amount, plus accrued and unpaid interest to the redemption date.

Make-Whole Redemption:	Make-whole redemption at Treasury Rate + 50 basis points prior to May 15, 2017.

CUSIP:	085790 AX1

ISIN:	US085790AX14

Anticipated Ratings*:	Moody’s: Caa1 / S&P: B-

Underwriters:	Credit Suisse Securities (USA) LLC Barclays Capital Inc. Wells Fargo Securities, LLC

Trade Date:	May 5, 2014

Settlement Date**:	May 12, 2014 (T+5)

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time.

Sch C-1

**	It is expected that delivery of the notes will be made against payment therefor on or about May 12, 2014, which is the fifth business day following the date hereof (such settlement cycle being referred to as “T+5”). Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the notes who wish to trade the notes on the date of pricing and the next succeeding business day should consult their own advisors.

The Issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the Offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer and its parent, Berry Plastics Group, Inc., has filed with the SEC for more complete information about the Issuer and the offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, copies may be obtained from Berry Plastics Group, Inc. by writing or telephoning at the following: 101 Oakley Street, Evansville, IN 47710, Attention: General Counsel, (812) 424- 2904.

Sch C-1